Exhibit 99.1

Maxim Integrated Announces Preliminary Net Revenue Results For The Fourth Quarter Of Fiscal 2020, Announces Date Of Final Fourth Quarter Results

SAN JOSE, Calif., July 13, 2020 /PRNewswire/ —

Fiscal fourth quarter net revenue:

•	Preliminary results: approximately $545 million

•	Prior guidance: $480 million to $540 million

Maxim Integrated Products, Inc. (NASDAQ:MXIM) announces preliminary net revenue results for its fourth quarter of fiscal 2020 ended June 27, 2020. Based on preliminary financial information, Maxim now expects net revenue to be approximately $545 million.

“Strong performance by our manufacturing operations, including our test facilities in the Philippines, resulted in better-than-expected June quarter revenue,” said Tunc Doluca, President and Chief Executive Officer. “Despite recent global events, Maxim continues to demonstrate solid execution and profitability.”

The Company will provide a press release with final fiscal fourth quarter results after market close on Tuesday, July 28, 2020. This release will be available at investor.maximintegrated.com.

Preliminary Financial Estimates

The preliminary net revenue estimate presented above is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the three months and fiscal year ended June 27, 2020, and its actual results could vary materially from this preliminary net revenue estimate. In addition, the Company’s independent registered public accounting firm has not audited this information or completed its audit procedures for the quarter and fiscal year ended June 27, 2020 and does not express an opinion or any other form of assurance with respect to this preliminary net revenue estimate or its achievability. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three and twelve months ended June 27, 2020, the Company and its auditors may identify items that would require the Company to make material adjustments to the preliminary estimates presented above. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. This preliminary net revenue estimate should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary net revenue estimate is not necessarily indicative of the results to be achieved in any future period. Investors are cautioned not to place undue reliance on such preliminary estimates.

“Safe Harbor” Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company’s business outlook and financial projections for its fourth quarter of fiscal 2020 ending June 2020. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted, based upon, among other things, general market and economic conditions, market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, the loss of all or a substantial portion of our sales to one or more of our large customers, customer cancellations and price competition, as well as other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019 (the “Form 10-K”). The Form 10-K may be found at https://www.sec.gov/Archives/edgar/data/743316/000074331619000024/0000743316-19-000024-index.htm.

All forward-looking statements included in this news release are made as of the date hereof and based on the information available to the Company as of the date hereof. The Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim Integrated

Maxim Integrated develops innovative analog and mixed-signal products and technologies to make systems smaller and smarter, with enhanced security and increased energy efficiency. We are empowering design innovation for our automotive, industrial, healthcare, mobile consumer, and cloud data center customers to deliver industry-leading solutions that help change the world. Learn more at http://www.maximintegrated.com.

Contact:	Kathy Ta
Vice President, Investor Relations
408-601-5697